EXHIBIT 10.4

SOCIETE D’EXERCICE LIBERAL D’AVOCATS A FORME ANONYME

SENSUS METERING SYSTEMS (LUXCO 3) S.ÀR.L.

as Pledgor

and

CREDIT SUISSE FIRST BOSTON

as European Collateral Agent

relating to shares in

SENSUS METERING SYSTEMS FRANCE HOLDINGS

PLEDGE AGREEMENT

(ACTE DE NANTISSEMENT DE COMPTE D’INSTRUMENTS FINANCIERS)

17 December 2003

CONTENTS

Clause

1.	Definition and Interpretation

2.	The Pledge

3.	Perfection of Pledge

4.	Representations and Warranties

5.	Undertakings

6.	Dividends

7.	Remedies upon Default

8.	Costs and Expenses

9.	Termination

10.	Waiver – Remedies cumulative

11.	Benefit of the Pledge

12.	Amendments

13.	Notices

14.	Severability of Provisions

15.	Governing Law

16.	Jurisdiction

SCHEDULE 1 Déclaration de gage de compte d’instruments financiers

SCHEDULE 2 Attestation de constitution de gage

PLEDGE AGREEMENT

(ACTE DE NANTISSEMENT DE COMPTE D’INSTRUMENTS FINANCIERS)

BETWEEN:

(1)                                  SENSUS METERING SYSTEMS (LUXCO 3) S.ÀR.L., a company incorporated under the laws of Luxembourg, whose registered office is at 12, rue Léon Thyes, L-2636 Luxembourg in the course of being registered with the Commercial and Companies Registry of Luxembourg (the “Pledgor”),

OF THE FIRST PART,

AND

(2)                                  CREDIT SUISSE FIRST BOSTON, a credit institution incorporated under the laws of Switzerland acting through its London branch whose registered office is at One Cabot Square, London E14 4QG, United Kingdom, as collateral agent on the terms and conditions set out in the Credit Agreement and the European Guarantee Agreement,

(the “European Collateral Agent” which expression shall include any person for the time being appointed as European Collateral Agent or as an additional European Collateral Agent for the purpose of, and in accordance with the Credit Agreement or the European Guarantee Agreement),

OF THE SECOND PART.

WHEREAS:

(A)                              By the Credit Agreement, the European Lenders have agreed to make available to the European Borrower certain facilities on the terms referred to in the Credit Agreement and for the purposes therein mentioned.

(B)                                Pursuant to the European Guarantee Agreement, the Pledgor has granted a guarantee, on the terms and subject to the limitations referred to in the European Guarantee Agreement.

(C)                                As security for the due performance of the European Obligations, the Pledgor has agreed to create a pledge over the financial instruments account (compte d’instruments financiers) opened in the books of the Company.

IT HAS BEEN AGREED AS FOLLOWS:

1.                                       DEFINITION AND INTERPRETATION

1.1                                 Unless otherwise defined herein, capitalised terms in this Agreement shall have the same meaning as set out in the Credit Agreement (including in the preambule).  In this Agreement:

“Company” means Sensus Metering Systems France Holdings, a French société par actions simplifiée incorporated under the laws of France, whose registered office is at

17, rue du Colisée, 75008 Paris, registered with the Commercial and Companies Registry of Paris under number 451 149 637.

“Credit Agreement” means the term, revolving, letter of credit and swingline facility agreement entered into on 17 December 2003 by Sensus Metering Systems Inc., Sensus Metering Systems (LuxCo 2) S.ÀR.L, Sensus Metering Systems (Bermuda 2) Ltd, Credit Suisse First Boston as General Administrative Agent, U.S. Collateral Agent, European Administrative Agent and European Collateral Agent and the Lenders named therein.

“European Guarantee Agreement” means the guarantee agreement entered into on 17 December 2003 by Sensus Metering Systems (LuxCo 2) S.ÀR.L., the Subsidiaries of Sensus Metering Systems (LuxCo 2) S.ÀR.L. identified therein (including the Pledgor and the Company), Sensus Metering Systems (Bermuda 3) Ltd, Sensus Metering Systems (LuxCo 1) S.ÀR.L. and the European Collateral Agent.

“European Obligations” means all obligations of the Pledgor toward the European Collateral Agent defined under the term “European Obligations” in the European Guarantee Agreement pursuant to Section 4.18 (Parallel Debt) of the European Guarantee Agreement.

1.2                                 Words denoting the singular shall include the plural and vice versa, words denoting one gender shall include the other genders and words denoting persons shall include firms and corporations and vice versa.

1.3                                 References in this Agreement to any statutory provision shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such re-enactment.

1.4                                 References in this Agreement to any other agreement shall be construed as a reference to that other agreement as the same may from time to time be amended, varied, supplemented or novated.

1.5                                 References in this Agreement to the European Collateral Agent and the Pledgor shall include their successors and permitted assigns.

1.6                                 Clause headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

2.                                       THE PLEDGE

2.1                                 In order to secure the full and punctual payment, performance and discharge of all of the European Obligations, the Pledgor hereby grants a pledge over and pledges the financial instruments account (compte d’instruments financiers) opened and maintained by the Company in its books in the name of the Pledgor (the “Pledged Account” or the “Collateral”), in favour of the European Collateral Agent (the “Pledge”) in accordance with article L.431-4 of the French Financial and Monetary Code (Code monétaire et financier) (the “Code”).

2.2                                 The Pledged Account shall be credited with 37,000 shares of a face value of EUR 1 held by the Pledgor in the Company representing 100% of the issued capital of the Company (the “Shares”) and with any Pledgor’s rights, title, benefit and interest in all securities derived from the Shares or created in substitution of the Shares or any additional securities received in respect of the Shares by way of, without limitation, share exchange, regrouping, division, free issue, subscription by way of cash or otherwise, or by any other means, and, except as provided below and under Clause 6.1 of this Agreement, with any dividends or proceeds derived therefrom (the “Additional Assets”, and the Shares and the Additional Assets shall be collectively referred to as the “Financial Instruments”). Such Additional Assets shall automatically be included within the scope of the Pledge. However, as provided under Clause 6.1 of this Agreement, the Pledged Account shall not include the cash dividends, interest and other monetary rights (fruits et produits en toute monnaie) attached to the Shares (the “Cash Proceeds”).

2.3                                 Should the Pledgor acquire new shares or be attributed new financial instruments in the Company not included in the Pledge, the Pledgor shall promptly (i) cause the Company to credit them to the Pledged Account and procure that a record be made on the register of share transfers (registre des mouvements de titres) of the Company, and (ii) execute and deliver to the European Collateral Agent a “statement of pledge over a financial instruments account” (déclaration de constitution de gage), and procure that the Company delivers to the European Collateral Agent a “certificate of pledge” (attestation de constitution de gage) relating to these shares or financial instruments.

2.4                                 The European Collateral Agent shall take all steps, at the request of the Pledgor, to partially release the Pledge to ensure that directors of the Company own or are lent a number of shares in the Company necessary to comply with applicable laws. A partial release of the Pledge may be requested by the Pledgor only to the extent (and over a number of shares in the Company) necessary under applicable laws.

3.                                       PERFECTION OF PLEDGE

3.1                                 The Pledgor will on the date hereof execute a “statement of pledge over a financial instruments account” (déclaration de constitution de gage de compte d’instruments financiers) relating to the Shares it holds in the Company in the form set out in Schedule 1 and shall procure the Company to deliver to the European Collateral Agent on the date hereof a “pledge certificate” (attestation de constitution de gage) in the form set out in Schedule 2, in compliance with article L.431-4 of the Code.

3.2                                 The Pledgor procures that the Shares is credited to the Pledged Account on the date hereof and that the credit of the Shares to the Pledged Account is recorded in the register of share transfers (registre des mouvements de titres) of the Company.

3.3                                 The Pledgor shall procure that any Additional Assets shall be credited directly to the Pledged Account immediately upon the Pledgor becoming the owner of the Additional Assets and shall procure that the credit of such Additional Assets to the Pledged Account is recorded in the register of share transfers (registre des mouvements de titres) of the Company.

4.                                       REPRESENTATIONS AND WARRANTIES

The Pledgor hereby represents and warrants upon execution of this Agreement and as long as this Agreement and the Pledge shall remain in force, that:

4.1                                 it is a company duly incorporated and validly existing in its jurisdiction of incorporation with the power to own its assets and carry on its business in all respects as it is being conducted;

4.2                                 it has the right and power to enter into this Agreement and to grant the Pledge, and all approvals and authorisations necessary for the Pledgor to enter into this Agreement have been obtained and no further approvals or authorisations are necessary for the Pledgor to perform all its obligations under this Agreement;

4.3                                 it is the owner of all of the Financial Instruments which are free and clear of any lien, option, charge, encumbrance or other third party rights, to the exception of any action that the Company may have with respect to the representation described in paragraph 4.4 below and except with respect to Liens created under this Agreement or permitted under Section 6.02 of the Credit Agreement;

4.4                                 the Financial Instruments are half paid up;

4.5                                 there exists no option to buy or right granted by the Pledgor to any person over all or part of the Financial Instruments;

4.6                                 once the “statement of pledge over a financial instruments account” (déclaration de constitution de gage) referred to in Clause 3.1 has been signed by the Pledgor, a valid nantissement (pledge) will be created in favour of the European Collateral Agent over the Pledged Account to secure the European Obligations; and

4.7                                 the Pledgor shall pledge at all times in favour of the European Collateral Agent 100% of its shareholding in the Company.

5.                                       UNDERTAKINGS

The Pledgor undertakes as long as this Agreement and the Pledge shall remain in force, that:

5.1                                 it will not place or permit any Financial Instruments to be placed in an account other than the Pledged Account;

5.2                                 it shall not, without the prior consent (not to be unreasonably withheld or delayed) of the European Collateral Agent, (i) assign, transfer, exchange or otherwise dispose of any of the Financial Instruments or (ii) incur or create or permit to subsist any third party interests (including encumbrances, pre-emptive rights, options and similar arrangements) with respect to any of the Financial Instruments. If such consent is granted, the European Collateral Agent shall promptly sign all documents and instruments necessary for the release of the security interest created hereunder over any Financial Instruments to be transferred or encumbered in accordance with this Clause 5.2;

5.3                                 it shall take all the reasonably necessary steps to defend its rights in respect of each of the Financial Instruments against any claim or demand of any person in order to safeguard the rights of the European Collateral Agent over the Pledged Account and shall promptly keep the European Collateral Agent informed of any such claim or demand;

5.4                                 it shall at all times, at its expense, promptly approve, execute and deliver (or procure to be approved, executed and delivered) all decisions, instruments and documents, and take (or procure) all actions as may be reasonably necessary or appropriate, or as the European Collateral Agent may reasonably require, to perfect or protect any security interest granted or purported to be granted hereby or to enable the European Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Pledged Account;

5.5                                 it shall not exercise the voting rights attached to any of the Financial Instruments in a way which would be likely to materially adversely affect any of the rights of the European Collateral Agent under this Agreement or the value of the Pledge created over the Pledged Account by virtue of this Agreement; and

5.6                                 it shall procure that the Company shall provide to the European Collateral Agent, upon demand, any information as the European Collateral Agent may reasonably require, reports and records in respect of the Pledged Account, including a “certificate of pledge” (attestation de constitution de gage) and the Pledgor shall sign all documents and take all actions reasonably necessary in relation thereto.

6.                                       DIVIDENDS

6.1                                 Provided that no Event of Default has occurred and is continuing, the Pledgor shall be entitled to receive all Cash Proceeds distributed by the Company.

6.2                                 After an Event of Default has occurred and as long as such Event of Default is continuing, the Pledgor shall ensure that the Company pays all Cash Proceeds to the European Collateral Agent. The European Collateral Agent shall retain those amount as part of its own patrimony, as a gage-espèces, and, upon enforcement of the Pledge in accordance with Clause 7 (Remedies upon Default) of this Agreement, the European Collateral Agent shall apply such amount to the payment of the European Obligations in accordance with the Credit Agreement.

7.                                       REMEDIES UPON DEFAULT

7.1                                 Upon the occurrence and during the continuation of an Event of Default and if a notice of termination and acceleration of the Loans then outstanding has been delivered by the General Administrative Agent in accordance with Article VII (Events of Default) of the Credit Agreement, the European Collateral Agent may exercise, in addition to all other rights and remedies granted to it under any other instrument or agreement securing, evidencing or relating to the European Obligations, all rights and remedies available to a secured party under the laws of France in respect of the Pledged Account; in particular, the European Collateral Agent may enforce the Pledge by requesting either (i) the attribution by a court, in whole or in part, of the Financial Instruments to the European Collateral Agent in accordance with the attribution judiciaire procedure pursuant to article 2078 of the French Civil Code or (ii) the public sale (vente publique) of the Financial Instruments pursuant to article L.521-3 of the French Commercial Code, as the European Collateral Agent may choose.

7.2                                 Following the exercise of any of the remedies set out in Clause 7.1, all sums (including without limitation the Cash Proceeds) received from time to time by the European Collateral Agent, in respect of any sale, collection, or other realisation of all or any part of the Financial Instruments and the Cash Proceeds, shall be applied by the European Collateral Agent to the payment of the European Obligations in the order provided in the Credit Agreement.

8.                                       COSTS AND EXPENSES

The Pledgor undertakes, on demand of the European Collateral Agent, to indemnify the European Collateral Agent against all reasonable and documented costs and expenses (including legal fees) and all charges, duties or taxes relating thereto, incurred by the European Collateral Agent in relation to the execution and enforcement of this Agreement (except in case of gross negligence, wilful misconduct or bad faith of the European Collateral Agent) as provided in Section 4.06 of the European Guarantee Agreement.

9.                                       TERMINATION

This Agreement shall terminate only when the Pledgor has no further liability in respect of the European Obligations and the European Guarantee Agreement has terminated, notwithstanding the liquidation, bankruptcy, insolvency or reorganisation of the Pledgor or any other fact or contingency whatsoever but subject to applicable bankruptcy, insolvency, reorganisation or other similar laws.  Upon termination of this Agreement, the interest of the European Collateral Agent over the Pledged Account shall terminate. Only once termination has occurred, at the request of the Pledgor, accompanied by such certificates, opinions, instruments and other documents as the European Collateral Agent may reasonably require, the European Collateral Agent shall, at the expense of the Pledgor, promptly execute any necessary instrument acknowledging the satisfaction and discharge of this Agreement, and shall promptly execute and deliver all such further instruments and documents, as may be reasonably necessary or appropriate, including the delivery of a letter to be given by the European

Collateral Agent to the Pledgor for the purpose of mainlevée, in respect of the Pledge.

10.                                 WAIVER – REMEDIES CUMULATIVE

10.1                           No failure to exercise nor any delay in exercising on the part of the European Collateral Agent any right or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

10.2                           The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

11.                                 BENEFIT OF THE PLEDGE

11.1                           The security constituted by this Agreement shall not be considered as satisfied or discharged or prejudiced by any intermediate payment, satisfaction or settlement of any part of the European Obligations.

11.2                           The security created by this Agreement shall be in addition to, and shall not in any way be prejudiced or affected by, and shall be without prejudice to, any other security or guarantee from time to time held by the European Collateral Agent in respect of the European Obligations or any part thereof.

11.3                           This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors, assigns and transferees under the terms of the Credit Agreement.

11.4                           The Pledgor may not assign or transfer or purport to assign or transfer any or all of its rights and/or obligations under this Agreement without the prior written consent of the European Collateral Agent.

12.                                 AMENDMENTS

This Agreement may not be amended, modified or waived except with the written consent of the Pledgor and the European Collateral Agent.

13.                                 NOTICES

Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall be made or delivered to that other person in accordance with Section 9.01 (Notices) of the Credit Agreement.

14.                                 SEVERABILITY OF PROVISIONS

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect in any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

15.                                 GOVERNING LAW

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of France.

16.                                 JURISDICTION

The parties hereto submit to the exclusive jurisdiction of the Tribunal de commerce de Paris to settle any disputes which may arise out of or in connection with this Agreement. This choice of jurisdiction is for the benefit of the European Collateral Agent only. The European Collateral Agent shall also be entitled to take action against the Pledgor in any other court of competent jurisdiction.

Signed on 17 December 2003,
in three (3) original copies.

SENSUS METERING SYSTEMS (LUXCO 3) S.ÀR.L.

The Pledgor

By:

Signature:

CREDIT SUISSE FIRST BOSTON, acting through its London Branch

The European Collateral Agent

By:	By:

Signature:	Signature:

SCHEDULE 1

Déclaration de gage de compte d’instruments financiers

(Soumise aux dispositions de l’article L.431-4 du Code monétaire et financier)

1.                                      Constituant du Gage

Sensus Metering Systems (LuxCo 3) S.ÀR.L., une société de droit luxembourgeois dont le siège social est situé à 12, rue Léon Thyes, L-2636 Luxembourg en cours d’immatriculation au registre du commerce et des sociétés de Luxembourg, constitue en gage le compte d’instruments financiers décrit ci-dessous selon les termes et conditions de l’acte de nantissement de compte d’instruments financiers intitulé “Pledge Agreement” signé en date de ce jour en langue anglaise entre le Constituant du Gage et le Créancier Gagiste.

2.                                      Société Emettrice

Sensus Metering Systems France Holdings, une société par actions simplifiée dont le siège social est situé 17, rue du Colisée, 75008 Paris et immatriculée au registre du commerce et des sociétés de Paris sous le numéro 451 149 637.

3.                                      Eléments d’identification du compte spécial constitué en gage prévu à l’article L.431-4 du code monétaire et financier

•                  Teneur de Compte : la Société Emettrice

•                  Numéro de compte : 1 bis

4.                                      Instruments financiers définis par l’article L.211-1 du Code monétaire et financier inscrit dans le compte spécial constitué en gage

•                  Nature :             actions de valeur nominale de EUR 1 chacune

•                  Forme :                                         nominative

•            Nombre :             37.000

5.                                      Créancier Gagiste

Credit Suisse First Boston, un établissement de crédit de droit suisse, agissant par l’intermédiaire de sa succursale à Londres dont le siège social est situé One Cabot Square, London E14 4QG, United Kingdom, agissant en qualité d’Agent des Sûretés (Collateral Agent), en son nom propre au titre des stipulations de la section 4.18 (Parallel Debt) du European Guarantee Agreement, aux termes du contrat de crédit en date de ce jour défini sous le terme “Credit Agreement” dans l’acte de nantissement relatif à la présente déclaration de gage (ou tout autre European Collateral Agent qui lui serait substitué).

6.                                      Obligations garanties

Toutes les obligations de paiement, quelles qu’elles soient, du Constituant du Gage (Pledgor) envers le Créancier Gagiste (Collateral Agent), décrites sous le terme “European Obligations” dans l’acte de nantissement de compte d’instruments financiers intitulé “Pledge Agreement” signé en langue anglaise en date de ce jour entre le Constituant du Gage et le Créancier Gagiste et relatif à cette déclaration de gage.

le 17 décembre 2003
en un (1) exemplaire original.

SENSUS METERING SYSTEMS (LUXCO 3) S.ÀR.L.

représentée par :

Signature:

Translation for information purposes only

Statement of Pledge over a Financial Instruments Account

(Subject to the provisions of article L.431-4 of the French Financial and Monetary Code)

1.                                      Pledgor

Sensus Metering Systems (LuxCo 3) S.ÀR.L., a company incorporated under the laws of Luxembourg whose registered office is at 12, rue Léon Thyes, L-2636 Luxembourg in the course of being registered with the Commercial and Companies Registry of Luxembourg, grants a pledge over the special account described below under the terms and conditions of the Pledge Agreement entered into on the date hereof between the Pledgor and the Beneficiary of the Pledge.

2.                                      Issuing Company

Sensus Metering Systems France Holdings, a French société par actions simplifiée whose registered office is at 17, rue du Colisée, 75008 Paris and registered with the Commercial and Companies Registry of Paris under number 451 149 637.

3.                                      Details concerning the special account required by article L.431-4 of the French Financial and Monetary Code

•            Account Holder: the Issuing Company

•            Account number: 1 bis

4.                                      Financial Instruments defined by article L.211-1 of the French Financial and Monetary Code registered in the special account pledged

•            Nature:                                               shares with a par value of EUR 1 each

•            Form:                                                        registered shares

•            Number:                                         37,000

5.                                      Beneficiary of the Pledge

Credit Suisse First Boston, a credit institution incorporated under the laws of Switzerland, acting through its London branch whose registered office is at One Cabot Square, London E14 4QG, United Kingdom, acting as European Collateral Agent in accordance with the provisions of the Credit Agreement as defined in the Pledge Agreement entered into on the date hereof between the Pledgor and the Beneficiary of the Pledge.

6.                                      European Obligations

All the payment obligations payable by the Pledgor to the Beneficiary of the Pledge described as the “European Obligations” in the Pledge Agreement entered into on the date hereof between the Pledgor and the Beneficiary of the Pledge.

on 17 December 2003,

in one (1) original copy

SENSUS METERING SYSTEMS (LUXCO 3) S.ÀR.L.

represented by:

Signature:

SCHEDULE 2

Attestation de constitution de gage

(Soumise aux dispositions de l’article L.431-4 du Code monétaire et financier)

Sensus Metering Systems France Holdings, certifie et atteste, par la présente, que les 37.000 actions détenues par Sensus Metering Systems (LuxCo 3) S.ÀR.L. (le “Constituant”) désignées dans la déclaration de constitution de gage de compte d’instruments financiers signée le 17 décembre 2003 par le Constituant et inscrites au compte d’instruments financiers visé à l’article L.431-4 du Code monétaire et financier affecté en nantissement au profit du Créancier Gagiste (European Collateral Agent), en garantie des obligations du Constituant décrites dans l’acte de nantissement de compte d’instruments financiers intitulé “Pledge Agreement” signé en langue anglaise en date de ce jour entre le Constituant et le Créancier Gagiste, ont été virées au compte spécial de nantissement n° 1 bis ouvert au nom du Constituant.

Une copie certifiée conforme de ce compte spécial faisant apparaître ces virements est annexée à la présente attestation de constitution de gage.

Le 17 décembre 2003

en un (1) exemplaire original.

Sensus Metering Systems France Holdings

Teneur de Compte

Signature :

P.J. Copie du compte d’actionnaire spécial

Translation for information purposes only

Pledge Certificate

(Subject to the provisions of article L.431-4 of the French Financial and Monetary Code)

Sensus Metering Systems France Holdings, hereby certifies and attests that the 37,000 shares held by Sensus Metering Systems (LuxCo 3) S.ÀR.L. (the “Pledgor”), referred to in the statement of pledge over the financial instruments account signed on 17 December 2003 by the Pledgor and registered in the financial instruments account as defined by article L.431-4 of the French Financial and Monetary Code is pledged in favour of the European Collateral Agent as security for the Pledgor’s obligations described in the pledge agreement entered into on the date hereof between the Pledgor and the European Collateral Agent, have been registered in the special account n° 1 bis opened in the name of the Pledgor.

A copy certified as a true copy of the share register evidencing this transfer is attached to the present Pledge Certificate.

on 17 December 2003,

in one (1) original copy

Sensus Metering Systems France Holdings

Account Holder

Signature: